Exhibit 10.2

NPK INTERNATIONAL INC.
AMENDED AND RESTATED 2014 NON-EMPLOYEE DIRECTORS’ RESTRICTED STOCK PLAN
(As amended and restated May 14, 2025)
1.PURPOSE.
This NPK International Inc. Amended and Restated 2014 Non-Employee Directors’ Restricted Stock Plan (this “Plan”) is intended to promote the best interests of NPK International Inc., a Delaware corporation (the “Company”), and its stockholders by providing to each member of the Company’s Board of Directors (the “Board”) who is a Non-Employee Director (as defined in paragraph 3 herein) with an opportunity to acquire a proprietary interest in the Company by receiving restricted shares (“Restricted Shares”) of the Company’s common stock, $0.01 par value per share (“Common Stock”), as herein provided. It is intended that this Plan will promote an increased incentive and personal interest in the welfare of the Company by those individuals who are primarily responsible for shaping the long-range plans of the Company. In addition, the Company seeks both to attract and retain on its Board persons of exceptional competence and to provide a further incentive to serve as a director of the Company. The awards of Restricted Shares made pursuant to this Plan are intended to be exempt from the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), as a plan which provides for the transfer of restricted property as described in Reg. § 1.409A-1(b)(6), and this Plan is to be construed in accordance with this intent.
2.ADMINISTRATION.
2.1This Plan shall be administered by the Board or by a duly authorized committee of the Board. When the Board is administering this Plan, all references in this Plan to the “Committee” shall mean the Board.
2.2In addition to the automatic grants of Restricted Shares provided for in paragraph 4 of this Plan, the Committee shall have full and complete authority, in its discretion: to award Restricted Shares to one or more Non-Employee Directors; to determine the number of Restricted Shares to be granted to a Non-Employee Director; to determine the time or times at which Restricted Shares will be granted and become Vested Shares (as described below); to remove or adjust any restrictions and conditions upon Restricted Shares; to specify, at the time of grant, provisions relating to the vesting of Restricted Shares and to accelerate or otherwise modify the vesting of Restricted Shares; interpret the Plan and any instrument or agreement relating to Restricted Shares; and to adopt such rules and regulations and to make all other determinations that it deems necessary or desirable for the administration of this Plan. All interpretations and constructions of this Plan by the Committee and all of its actions hereunder shall be binding and conclusive on all persons for all purposes. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Restricted Shares shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all persons.
2.3The Company shall indemnify and hold harmless each Committee member and each director of the Company, and the estate and heirs of such Committee member or director, against all claims, liabilities, expenses, penalties, damages or other pecuniary losses, including legal fees, which such Committee member or director, his or her estate or his or her heirs may suffer as a result of his or her responsibilities, obligations or duties in connection with this Plan, to the extent that insurance, if any, does not cover the payment of such items.
3.ELIGIBILITY.
Each member of the Board who is not an employee or executive officer of the Company or any of its Subsidiaries or of any parent corporation of the Company (a “Non-Employee Director”) shall be eligible to be granted Restricted Shares under this Plan. Eligibility shall be determined: (a) with respect to each director serving on the Board on the Effective Date (as defined in paragraph 18 herein), on that date; and (b) with respect to each director elected after the Effective Date, on the date such director is so elected. A Restricted Share, once granted to a Non-Employee Director, shall not be forfeited just because the Non-Employee Director later enters the employ of the Company or a Subsidiary or parent. “Subsidiary” shall mean each corporation which is a “subsidiary corporation” of the Company within the definition contained in Section 424(f) of the Code.
4.GRANTS.
4.1Subject to stockholder approval of this Plan, each Non-Employee Director who is first elected or appointed a director on or after the annual meeting of stockholders in 2014 will be granted the Applicable Number (as defined below) of Restricted Shares automatically on the date of such election or appointment (each, the “Original Grant”). For purposes of determining the Applicable Number, the date of such election or appointment shall be the date of grant (“Date of Grant”).
4.2(a)    Subject to stockholder approval of this Plan, each Non-Employee Director (whether in office on the Effective Date or subsequently elected or appointed) shall be granted the Applicable Number of Restricted Shares automatically on the date of each annual meeting of stockholders (or stockholder action in lieu thereof by which the Board is elected) at which such Non-Employee Director is elected, commencing with the annual meeting of stockholders in 2014. For purposes of determining the Applicable Number, the date of each annual meeting at which the Non-Employee Director is elected (or stockholder action in lieu thereof by which the Board is elected) shall be the Date of Grant. If following the annual meeting of stockholders in 2014 no annual meeting of stockholders (or stockholder action in lieu thereof by which the Board is elected) occurs in a calendar year, and such Non-Employee Director continues in office as a Non-Employee Director at the end of such calendar year, then such Non-Employee Director automatically shall be granted the Applicable Number of Restricted Shares pursuant to this paragraph 4.2 on the last Business Day of such calendar year (which, for purposes of determining the Applicable Number, shall be the Date of Grant), subject to the terms and conditions of this Plan. Notwithstanding the foregoing, a Non-Employee

Director shall not receive a grant of Restricted Shares pursuant to this paragraph 4.2 if such Non-Employee Director received an Original Grant within six months before the date on which such Non-Employee Director would have become entitled to receive a grant pursuant to this paragraph 4.2. For purposes of this Plan, the term “Business Day” shall mean a day on which the New York Stock Exchange is open for business and is conducting normal trading activity. Until changed by the Committee by resolution or otherwise, the term “Applicable Number” shall mean for grants of Restricted Shares occurring automatically under paragraph 4.1 or this paragraph 4.2 on or after the annual meeting of stockholders in 2026 (with the terms of this Plan as in effect prior to the date of this restatement controlling grants before such date), as follows: for all Non-Employee Directors, excluding the Board Chair, a number derived by dividing (x) $125,000 by (y) the Fair Market Value (as defined in 4.2(b) below) of a Restricted Share determined as of the Date of Grant; and, for the Board Chair, a number derived by dividing (x) $155,000 by (y) the Fair Market Value of a Restricted Share determined as of the Date of Grant. No Non-Employee Director may be granted during any calendar year Restricted Shares having an aggregate Fair Market Value, determined on the Date of Grant, in excess of $500,000.
(b)Until changed by the Committee by resolution or otherwise, for purposes of determining the Applicable Number the term “Fair Market Value” means:
(i)if the Common Stock is listed on an established stock exchange or a national market system, the trailing average closing sales price per share of Common Stock for the 30 consecutive trading days ending on and including the trading day that is immediately prior to the Date of Grant, as quoted on the principal exchange or system on which the Common Stock is then traded and as reported in The Wall Street Journal or such other source as the Committee deems reliable; and
(ii)if the Common Stock is not listed on an established stock exchange or a national market system, the “fair market value” as determined by the Committee in good faith and using such financial sources as it deems relevant and reliable, as the Committee has established from time to time
4.3Each award of Restricted Shares made to a Non-Employee Director under this Plan shall be granted for no consideration other than the provision of services (or such minimum payment as may be required under applicable law) or for such other consideration as the Committee may determine.
4.4Subject to the provisions of paragraph 7 of this Plan, the number of Restricted Shares issued and issuable under this Plan, collectively, shall not exceed 2,000,000. If any Restricted Shares granted under this Plan are forfeited or the award of such Restricted Shares terminates without delivery of the Restricted Shares, such Restricted Shares, to the extent of such forfeiture or termination, shall again be available for grant under this Plan. Restricted Shares that become Vested Shares (as defined in paragraph 5.2) shall no longer be subject to any further grant under this Plan. If the number of shares of Common Stock available is insufficient to permit the Company to deliver to all Non-Employee Directors the full number of Restricted Shares to be issued as of any date as of which an award is made, the available shares of Common Stock shall be divided, on a pro rata basis, among the Non-Employee Directors on such date, and the Company shall take appropriate action to increase the number of shares of Common Stock authorized, subject to stockholder approval.
4.5Each award under this Plan shall be evidenced by either (i) a written award agreement in a form approved by the Committee and executed by the Company by an officer duly authorized to act on its behalf or (ii) an electronic notice of award grant in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking awards under this Plan (in each case, an “award agreement”), as the Committee may provide and, in each case if required by the Committee, executed or electronically accepted by the Non-Employee Director receiving such award in the form and manner as required by the Committee. Each award agreement shall set forth the material terms and conditions of the award as established by the Committee consistent with the provisions of this Plan.
5.VESTING AND FORFEITURE PROVISIONS OF RESTRICTED SHARES.
5.1Each Restricted Share granted pursuant to paragraph 4 shall be initially a “Non-Vested Share” and shall be subject to transfer and forfeiture restrictions as set forth herein during the period (the “Restriction Period”) commencing on the Date of Grant of such Restricted Share and ending when such Restricted Share becomes a Vested Share, as provided herein.
5.2Subject to the provisions of this Plan, the Restriction Period shall terminate with respect to Restricted Shares, whether issued pursuant to paragraph 4.1 or paragraph 4.2, and such Restricted Shares shall become “Vested Shares” in full on the earlier of (i) the day prior to annual meeting of stockholders of the Company that next follows the Date of Grant or (ii) the one-year anniversary of the applicable Date of Grant of such Restricted Shares (the “Vesting Date”), provided that in each case the Non-Employee Director continues to serve as a director through and until the Vesting Date.
5.3Unless otherwise determined by the Committee, in its sole discretion, upon the voluntary termination prior to the Vesting Date of the directorship of a Non-Employee Director who has served as a director of the Corporation for at least 60 consecutive months, the Restriction Period shall terminate with respect to Restricted Shares held by such Non-Employee Director, and such Non-Employee Director may retain all such Restricted Shares, subject to any agreement between the Company and such Non-Employee Director governing the transfer of such Restricted Shares.
5.4Unless otherwise determined by the Committee, in its sole discretion, upon the termination of the directorship of a Non-Employee Director other than as set forth in paragraph 5.3 above, the Non-Employee Director may retain all Vested Shares held by such Non-Employee Director subject to any agreement between the Company and such Non-Employee Director governing the transfer of such shares, and all Non-Vested Shares shall be immediately forfeited by the Non-Employee Director and reacquired by the Company without any payment or other consideration, and the Non-Employee Director shall have no further rights with respect to such forfeited shares.

5.5Restricted Shares granted under this Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Shares are registered in the name of the Non-Employee Director, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Shares, that the Company retain physical possession of the certificates, and that the Non-Employee Director deliver a stock power to the Company, endorsed in blank, relating to the Restricted Shares.
5.6In addition to the transfer restrictions set forth in this Plan and any agreement between the Company and a Non-Employee Director, which may apply to Vested Shares and Non-Vested Shares alike, Non-Vested Shares shall be subject to the following restrictions during the Restriction Period:
(a)Non-Vested Shares shall be subject to forfeiture to the Company as provided in paragraph 5.4 of this Plan.
(b)None of the Non-Vested Shares (or any interest therein) may be sold, assigned, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period applicable to such Non-Vested Shares. The right to receive Restricted Shares and any other interests under this Plan may not be assigned by a Non-Employee Director, and any attempted disposition in violation of these restrictions shall be null and void.
(c)Any additional Common Stock or other securities or property (other than cash) that may be issued with respect to Restricted Shares as a result of any stock dividend, stock split, business combination or other event, shall be subject to the restrictions and other provisions of this Plan and any applicable award agreement between the Company and a Non-Employee Director.
(d)The issuance of any Restricted Shares shall be subject to and contingent upon (i) completion of any registration or qualification of the Restricted Shares under any federal or state law or government rule or regulation that the Company, in its sole discretion, determines to be necessary or advisable; and (ii) the delivery by the Non-Employee Director to the Company of (A) any award agreement reasonably required by the Company, and (B) the stock power referred to in paragraph 5.5.
5.7Unless otherwise set forth in the award agreement evidencing the award of Restricted Shares, a Non-Employee Director holding Restricted Shares shall be entitled to receive (i) any regular cash distributions declared and paid with respect to the Restricted Shares, and (ii) any Common Stock distributed in connection with a stock split or stock dividend, and any other cash and property (including securities of the Company and other issuers) distributed as a dividend, with respect the Restricted Shares; provided that, any such dividends or distributions shall be subject to the same restrictions and forfeiture conditions to the same extent as the underlying Restricted Shares with respect to which such dividends and distributions have been distributed. To the extent dividends or distributions are withheld with respect to Restricted Shares that are forfeited, the dividends and distributions shall also be forfeited.

5.8Unless otherwise set forth in the award agreement evidencing the award of Restricted Shares, all voting rights appurtenant to the Restricted Shares shall be exercisable by the Non-Employee Director.
5.9Upon satisfaction of the terms and conditions specified in the award agreement evidencing the award of Restricted Shares that apply during a Restriction Period, (a) the Non-Employee Director shall be entitled to have the legend referred to in paragraph 5.5 removed from any certificate representing the Restricted Shares after the last day of the Restriction Period, and (b) if the Company has retained possession of the certificates representing the Restricted Shares, the Company shall promptly deliver such certificates to the Non-Employee Director. If the terms and conditions specified in the award agreement that apply during a Restriction Period have not been satisfied, the Restricted Shares subject to the award shall be forfeited and reacquired by the Company in accordance with paragraph 5.4.
5.10Each award of Restricted Shares, and all Restricted Shares granted or offered for sale hereunder, shall be subject to such additional terms and conditions not inconsistent with this Plan as are prescribed by the Committee and set forth in the applicable award agreement.
6.SECURITIES LAW RESTRICTIONS.
6.1Each Non-Employee Director acquiring Restricted Shares pursuant to an award under this Plan shall represent and agree with the Company that: (a) such Non-Employee Director is acquiring Restricted Shares for investment purposes and not with a view to the distribution thereof; (b) no Restricted Shares will be sold or otherwise distributed in violation of the Securities Act of 1933, as amended (the “Securities Act”) or any other applicable federal or state securities laws; (c) each Restricted Share certificate may be imprinted with legends reflecting any applicable federal and state securities law restrictions and conditions; (d) the Company may issue “stop transfer” instructions to its Transfer Agent and Registrar to comply with said securities law restrictions without liability; (e) each Non-Employee Director will furnish to the Company a copy of each Form 4 or Form 5 filed by said Non-Employee Director under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will timely file all reports required under federal securities laws; and (f) each Non-Employee Director will report all sales of Restricted Shares to the Company in writing on a form prescribed by the Company.
6.2No Restricted Shares shall be resold by a Non-Employee Director unless and until any applicable registration or qualification requirements of federal and state securities laws, and all other legal requirements, have been fully complied with. the Company will use reasonable efforts to maintain the effectiveness of a Registration Statement under the Securities Act for the issuance of Restricted Shares hereunder, but there may be times when no such Registration Statement will be currently effective. The resale of Restricted Shares may be temporarily suspended without liability to the Company during times when no such Registration Statement is currently effective or during times when, in the reasonable opinion of the Committee, such suspension is necessary to preclude violation of any requirements of applicable law or regulatory bodies having jurisdiction over the Company. the Company shall have no obligation to file any Registration Statement covering resales of Restricted Shares.

7.ADJUSTMENTS UPON CHANGE IN CAPITALIZATION.
7.1The maximum number of Restricted Shares that may be granted under this Plan shall be proportionately adjusted in the event of any increase or decrease in the number of the issued shares of Common Stock which results from a split-up or consolidation of shares, payment of a stock dividend or dividends exceeding a total of 2.5% for which the record dates occur in any one fiscal year, a recapitalization (other than the conversion of convertible securities according to their terms) or a combination of shares of Common Stock or other like capital adjustment (a “Capital Adjustment”). Restricted Shares that are outstanding, whether Vested Shares or Non-Vested Shares, shall participate in the Capital Adjustment on the same terms as all other outstanding shares of the same class and series. If any Capital Adjustment would result in a fractional security being (i) available under this Plan, such fractional security shall be disregarded, or (ii) subject to an award under this Plan, the Company shall pay the holder of such award an amount in cash determined by multiplying (x) the fraction of such security (rounded to the nearest hundredth) by (y) the Fair Market Value thereof (determined as provided below) on the date of such Capital Adjustment.
As used in this Section 7, the term “Fair Market Value” means, as of any given date, the value of a share of Common Stock determined as follows: (a) if the Common Stock is listed on an established stock exchange or a national market system, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported), as quoted on the principal exchange or system on which the Common Stock is then traded and as reported in The Wall Street Journal or such other source as the Committee deems reliable, on such date or, if such date is not a trading day, on the trading day immediately preceding such date; and (b) in all other cases, the “fair market value” as determined by the Committee in good faith and using such financial sources as it deems relevant and reliable, as the Committee has established from time to time.
7.2In the event of a Change in Control of the Company, all outstanding Restricted Shares shall immediately become Vested Shares. The term “Change in Control” means the occurrence of any one of the following:
(a)any election of directors of the Company takes place (whether by the directors then in office or by the stockholders at a meeting or by written consent) and a majority of the directors in office following such election are individuals who were not nominated by a vote of two-thirds of the members of the Board of Directors immediately preceding such election;
(b)one or more occurrences or events as a result of which any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 30% or more of the combined voting power of the Company’s then outstanding securities;
(c)a merger or consolidation of the Company with, or an acquisition of the Company or all or substantially all of its assets by, any other entity, other than a merger, consolidation or acquisition in which the individuals who were members of the Board of Directors of the Company immediately prior to such transaction continue to constitute a majority of the Board of Directors of the surviving corporation (or, in the case of an acquisition involving a holding company, constitute a majority of the Board of Directors of the holding company) for a period of not less than 12 months following the closing of such transaction; or
(d)the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.
8.ACCELERATED VESTING UPON DEATH.
Notwithstanding anything to the contrary in this Plan, in the event of a Non-Employee Director’s death, all restrictions remaining on such Non-Employee Director’s awards of Restricted Shares, shall terminate automatically and the awards shall become fully vested and non-forfeitable.
9.WITHHOLDING TAXES.
The Company shall have the right at the time of grant or vesting of any Restricted Share to make adequate provision for any federal, state, local or foreign taxes which it reasonably believes are or may be required by law to be withheld with respect to such grant or vesting (“Tax Liability”), to ensure the payment of any such Tax Liability. the Company may provide for the payment of any Tax Liability by any of the following means or a combination of such means, as determined by the Committee in its sole and absolute discretion in the particular case: (a) by requiring the Non-Employee Director to tender a cash payment to the Company, (b) by withholding from the Non-Employee Director’s cash compensation, or (c) by any other method deemed appropriate by the Committee. Satisfaction of the Tax Liability of a Non-Employee Director may be made upon satisfaction of such additional conditions as the Committee shall deem in its sole and absolute discretion as appropriate in order for such withholding of Restricted Shares to qualify for the exemption provided for in Section 16b-3 of the Exchange Act.
10.SECTION 16(B) OF THE EXCHANGE ACT.
This Plan is intended to comply in all respects with Section 16(b) of the Exchange Act. Notwithstanding anything contained in this Plan to the contrary, if the consummation of any transaction under this Plan, or the taking of any action by the Committee in connection with a Change in Control of the Company, would result in the possible imposition of liability on a Non-Employee Director pursuant to Section 16(b) of the Exchange Act, the Committee shall have the right, in its sole discretion, but not the obligation, to defer such transaction or the effectiveness of such action to the extent necessary to avoid such liability, but in no event for a period longer than 180 days.
11.UNFUNDED PLAN.
This Plan is intended to constitute an unfunded plan for incentive compensation. Prior to the delivery of Restricted Shares in connection with an award, nothing contained herein shall give any Non-Employee Director any rights that are greater than those of a general unsecured creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under this Plan to deliver Restricted Shares with respect to awards hereunder.

12.SECTION 409A OF THE CODE.
The Plan, the awards of Restricted Shares and rights related thereto are intended either to be exempt from or to comply with Section 409A of the Code and shall be construed, interpreted and administered in accordance with such intent. If any provision of this Plan contravenes any regulations or Department of Treasury guidance promulgated under Section 409A of the Code or could cause an award made hereunder to be subject to the interest and penalties under Section 409A of the Code, such provision of this Plan shall be modified to maintain, to the maximum extent practicable, the original intent of applicable provision without violating provisions of Section 409A of the Code.
13.NO GUARANTEE OF TAX CONSEQUENCES.
The Company makes no commitment or guarantee to any Non-Employee Director or any person claiming through or on behalf of such individual that any federal, state, local or other tax treatment will (or will not) apply or be available to any person under this Plan or with respect to Restricted Shares or other amounts due or payable hereunder and assumes no liability whatsoever for the tax consequences to any Non-Employee Director or any person claiming through or on behalf of such individual.
14.AMENDMENTS AND TERMINATION.
The Board may amend, alter, suspend, discontinue or terminate this Plan or the Committee’s authority under this Plan without the consent of stockholders or Non-Employee Directors, except that any amendment or alteration to this Plan shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to this Plan to stockholders for approval; provided, that, without the consent of an affected Non-Employee Director, no such Board action may materially and adversely affect the rights of such Non-Employee Director under any previously granted and outstanding award of Restricted Shares. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any award of Restricted Shares theretofore granted and any award agreement relating thereto, except as otherwise provided in this Plan; provided, however, that, without the consent of an affected Non-Employee Director, no such Committee action may materially and adversely affect the rights of such Non-Employee Director under such award. For purposes of clarity, any adjustments made to Restricted Shares pursuant to paragraph 7 of this Plan will be deemed not to materially and adversely affect the rights of any Non-Employee Director under any previously granted and outstanding Restricted Shares and therefore may be made without the consent of affected Non-Employee Directors.
15.SUCCESSORS IN INTEREST.
The provisions of this Plan, the terms and conditions of any award of Restricted Shares, and the actions of the Committee shall be binding upon all heirs, successors and assigns of the Company and of Non-Employee Directors.
16.OTHER DOCUMENTS.

All documents prepared, executed or delivered in connection with this Plan shall be, in substance and form, as established and modified by the Committee or by persons under its direction and supervision; provided, however, that all such documents shall be subject in every respect to the provisions of this Plan, and in the event of any conflict between the terms of any such document and this Plan, the provisions of this Plan shall prevail. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically or posted on the Company’s intranet (or other electronic medium controlled by the Company to which the Non-Employee Director has access).
17.NO RETENTION RIGHTS.
Neither the establishment of this Plan nor the awarding of Restricted Shares to a Non-Employee Director shall be considered to give the Non-Employee Director the right to be retained on, or nominated for reelection to, the Board, or to any benefits or awards not specifically provided for by this Plan.
18.MISCONDUCT OF A NON-EMPLOYEE DIRECTOR.
Notwithstanding any other provision of this Plan, all Non-Vested Shares held by a Non-Employee Director shall automatically be forfeited as of the date his or her directorship is terminated, if such directorship is terminated on account of any act of fraud, embezzlement, misappropriation or conversion of assets or opportunities of the Company, or if the Non-Employee Director takes any other action materially inimical to the best interests of the Company, as determined by the Committee in its sole and absolute discretion. Upon forfeiture of Restricted Shares, such Non-Employee Director shall have no further rights or benefits under this Plan.
19.TERM OF PLAN.
This Plan became effective upon approval by the stockholders of the Company at the 2023 annual meeting of stockholders on May 18, 2023 (the “Effective Date”). No Restricted Shares may be granted under this Plan after May 19, 2032.
20.GOVERNING LAW.
This Plan shall be construed in accordance with, and governed by, the laws of the State of Delaware without regard to conflict of law principles.
21.STOCKHOLDER APPROVAL OF PLAN.
No Restricted Shares shall be granted pursuant to this Plan unless and until the stockholders of the Company have approved this Plan, and all other applicable legal requirements have been fully complied with.
22.SEVERABILITY.
If all or any part of this Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of this Plan not declared to be unlawful or invalid. Any paragraph or part thereof so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such paragraph or part thereof to the fullest extent possible while remaining lawful and valid.